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                                                                  Exhibit (f)(1)

                              AMENDED AND RESTATED
                                  LAUDUS FUNDS
                   RETIREMENT PLAN FOR INDEPENDENT TRUSTEES
              Approved by the Board of Trustees on June 16, 2005


      In recognition of the valuable services provided by the independent trustees of the Board of Trustees (the "Board") of the Laudus Trust and the Laudus Variable Insurance Trust (each a "Trust," and together the "Trusts"), the Board adopted the Laudus Funds Retirement Plan for Independent Trustees (the "Plan"), effective January 30, 2004 to provide retirement benefits to the independent trustees. The Plan is hereby amended and restated in its entirety as set forth herein, effective as of April 1, 2005.

                             ARTICLE 1 - DEFINITIONS

      1.1   DEFINITIONS.

      "ACCOUNT" means the Fixed Account and the Variable Account established for a Participant on the books of the Trusts pursuant to Section 3.1 hereof.

      "ACCOUNT BALANCE" means the total amount credited to a Participant's Fixed Account and Variable Account as of any date of reference.

       "ANNUAL BASE CREDIT" means $10,000 for each completed Year of Service beginning on or after the Effective Date, accruing at a rate of $833.33 for each completed month of service.

      "BENEFICIARY" means the person(s) or legal entity or entities designated by a Participant to receive the Participant's Benefit subsequent to the Participant's death. In the event a Participant has not filed an effective beneficiary designation with the Trust, the Beneficiary shall be the Participant's surviving spouse or, if there is no surviving spouse, the Participant's estate.

      "BENEFIT" means a Participant's vested Account Balance as of any date of reference.

      "BOARD" means the Board of Trustees of the Trusts.

      "CAUSE" means termination of service based upon conduct which is a material violation of Trust policy; or which is fraudulent or unlawful or which materially interferes with the Independent Trustee's ability to perform his duties; or gross negligence in the performance of, or willful failure to perform, his duties and responsibilities.

      "DISABILITY" means, in the sole discretion of the Board, the Participant is no longer able to perform the duties required as a member of the Board due to a mental or physical impairment and it is reasonably expected that such impairment will last at least twelve months.

      "EFFECTIVE DATE" means, unless otherwise specified, April 1, 2005, the effective date of this amendment and restatement of the Plan. The original effective date of the Plan was January 30, 2004.


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      "FISCAL YEAR" means each fiscal year of the Laudus Trust, April 1 through
March 31, and the fiscal year of the Laudus Variable Insurance Trust, January 1 through December 31, ending within such fiscal year of the Laudus Trust.

      "FIXED ACCOUNT" means the portion of the Participant's Account that is not subject to the Performance Variable.

      "FUND" means a series of the Laudus Trust or Laudus Variable Insurance Trust, as applicable.

      "FUND AVERAGE RETURN" means for any Fiscal Year the unweighted average of the 12-month total returns ending on the last day of such Fiscal Year of the class of shares of each Fund that has the lowest net operating expenses. The Fund Average Return shall include only the performance of a Fund (or class thereof) that was in operation for the entire Fiscal Year; provided that if pursuant to the further terms of the Plan, the Fund Average Return is calculated based on a portion of the Fiscal Year, a Fund (or class thereof) shall be included if it was in operation for the entirety of such portion of the Fiscal Year.

      "INDEPENDENT TRUSTEE" means each trustee of the Board who is not an "interested person" of the Trusts as defined by the Investment Company Act of 1940 (the "1940 Act").

      "PARTICIPANT" means each Independent Trustee.

      "PERFORMANCE VARIABLE" means an upward or downward adjustment to a Participant's Variable Account based on the Fund Average Return for each Fiscal Year of the Trust.

      "PLAN ADMINISTRATOR" means the Board or any person or committee designated by the Board to act as the administrator of the Plan.

      "PLAN YEAR" means April 1 through March 31 of each year, beginning on or after the Effective Date.

      "TERMINATION OF SERVICE" means the termination of a Participant's service as an Independent Trustee for any reason other than for Cause.

      "TRUST" means each of the Laudus Trust, a Massachusetts business trust and the Laudus Variable Insurance Trust, a Massachusetts business trust.

      "VARIABLE ACCOUNT" means the portion of the Participant's Account that is subject to the Performance Variable.

       "YEAR OF SERVICE" means (i) with respect to periods prior to the Effective Date, each 12 consecutive month period during which a Participant served as a member of the Board or the Board of Trustees of any predecessor of the Trusts and (ii) from and after the Effective Date, each 12 month period during which a Participant serves as an Independent Trustee. Nonconsecutive Years of Service and partial Years of Service (calculated in terms of full completed calendar months) shall be aggregated.


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      1.2 GENDER AND NUMBER. The masculine pronoun shall include the feminine;
the singular shall include the plural; and vice versa.

                             ARTICLE 2 - ELIGIBILITY

      2.1   ELIGIBILITY TO PARTICIPATE.

            (a) Each Independent Trustee of the Board shall become a Participant in the Plan as of the Effective Date.

            (b) Any individual who is elected, or otherwise duly appointed, to the Board after the Effective Date shall become a Participant in the Plan on the date he becomes an Independent Trustee.

      2.2 TERMINATION OF PARTICIPATION. Subject to Section 6.2, once an Independent Trustee becomes a Participant, the Independent Trustee shall remain a Participant until termination of service and thereafter until the Participant's Benefit, if any, under the Plan has been paid.

                              ARTICLE 3 - BENEFITS

      3.1 PARTICIPANT ACCOUNTS. There shall be established on the books of the Trusts, an Account, comprised of a Fixed Account and a Variable Account, for each Participant in the Plan. These Accounts shall be established on the later of the Effective Date or the date the individual first becomes an Independent Trustee.

      3.2   PARTICIPANT ELECTIONS.

            (a) As of the Effective Date, each Participant shall elect, in a manner prescribed by the Plan Administrator, to have an initial amount equal to $10,000 multiplied by such Participant's Years of Service as of the Effective Date, credited to such Participant's Fixed Account or Variable Account.

            (b) On or before March 15 of each Plan Year, the Participant shall elect, in a manner prescribed by the Plan Administrator, whether to have his Annual Base Credit for such Plan Year credited to his Fixed Account or his Variable Account

            (c) A Participant's election made pursuant to Section 3.2(a) or (b) shall remain in effect from Plan Year to Plan Year unless or until the Participant makes a new election in accordance with Section 3.2(b).

      3.3   CREDITING PARTICIPANT ACCOUNTS.

            (a)   On the last day of each Plan Year:

                  (1) Each Participant who completes a Year of Service during such Plan Year shall have his Fixed Account or Variable Account credited with an Annual Base Credit, in accordance with such Participant's election.


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                  (2) The Participant's balance in his Variable Account as of the beginning of the Plan Year shall be adjusted by applying the Performance Variable to such balance.

            (b) The Performance Variable will be applied to the Participant's Variable Account each year regardless of whether the Participant elects to have his Annual Base Credit for such Plan Year credited to his Variable Account or his Fixed Account pursuant to Section 3.2.

            (c) Any Annual Base Credit credited to a Participant's Fixed Account, will not be subject to the Performance Variable and will remain in the Fixed Account until the Participant's Termination of Service.

            (d) Notwithstanding anything contained in this Section 3.3 to the contrary:

                  (1) If an Independent Trustee is appointed to the Board for the first time after the beginning of any Plan Year, such Participant shall be credited with an Annual Base Credit on the last day of such Plan Year based on the Participant's partial Year of Service for such Plan Year. If such Participant elects to have such Annual Base Credit credited to his Variable Account pursuant to Section 3.2, such Participant's Variable Account will not be subject to the Performance Variable adjustment until the end of the following Plan Year.

                  (2) If a Participant has a Termination of Service before the end of any Plan Year, the Participant's Account shall be adjusted as of the date of such Termination of Service by first applying the Performance Variable to the Participant's Variable Account balance as of the beginning of such Plan Year, based on the Fund Average Return for the portion of the Plan Year ending on the date of the Participant's Termination of Service, and then crediting the Participant's Fixed Account with the Annual Base Credit based on the Participant's partial Year of Service for such Plan Year.

      3.4 DISTRIBUTION UPON TERMINATION. Upon Termination of Service, a Participant will receive his vested Account Balance as soon as administratively practicable in a lump-sum cash payment.

      3.5 VESTING. The rights and interests of a Participant to his Account Balance shall become vested upon his completion of five (5) Years of Service. Notwithstanding the foregoing, the rights and interests of a Participant to his Account Balance shall become vested upon the Participant's death or Disability while he is an Independent Trustee, regardless of his Years of Service.

      3.6 DISTRIBUTION UPON DEATH OF PARTICIPANT. In the event of a Participant's death prior to the full payment of the Participant's vested Account Balance, the Participant's vested Account Balance under the Plan shall be paid to the Participant's Beneficiary in a lump sum cash payment as soon as administratively practicable following the Participant's death.

      3.7 FORFEITURE. In the event of the Participant's Termination of Service before he is vested, the Participant's Account Balance shall be forfeited. In the event a Participant again becomes an Independent Trustee of the Board, such Participant's Account Balance as of the date


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of his prior Termination of Service shall be restored (unless he was vested and received a distribution of such Account Balance or was terminated for Cause), and such Participant's Years of Service shall be restored for vesting purposes. A Participant's Account Balance restored hereunder shall be restored to his Variable Account and Fixed Account in accordance with their balances as of the date of his prior Termination of Service. Notwithstanding anything contained in this Plan to the contrary, a Participant who is terminated for Cause shall forfeit his entire Benefit (whether or not vested) hereunder.

                               ARTICLE 4 - FUNDING

      4.1 FUNDING OF BENEFIT. The obligations of a Trust hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Participant shall have any right to any specific assets of a Trust; provided, however, a Participant's Benefit shall be paid from the general assets of each Trust on a pro rata basis based on the relative net assets of each Trust as determined by the Plan Administrator in a manner reasonably consistent with the accrual of such obligations on the books of the Trusts. To the extent either Trust offers more than one Fund, a Participant's Benefit shall be paid from the general assets of each Fund on a pro rata basis based on the relative net assets of each Fund as determined by the Plan Administrator. A Participant or Beneficiary shall have only the rights of a general, unsecured creditor against the Trusts for any distributions due under the Plan.

                           ARTICLE 5 - ADMINISTRATION

      5.1 AUTHORITY OF PLAN ADMINISTRATOR. The Plan Administrator shall have full power and authority to construe, interpret and administer this Plan, in its sole discretion, and may, to the extent permitted by law, make factual determinations, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan, and the Plan Administrator's actions in doing so shall be final, conclusive and binding on all persons interested in the Plan. The Plan Administrator may from time to time adopt rules and regulations governing the operation of the Plan and may employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan.

                      ARTICLE 6 - AMENDMENT AND TERMINATION

      6.1 AMENDMENT. The Board shall have the right to amend or modify the Plan at any time in any manner whatsoever; provided, however, that no amendment shall operate to reduce the Account Balance for any Participant who is participating in the Plan nor the payment due to a terminated Participant at the time the amendment to the Plan is adopted.

      6.2 TERMINATION. Continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Trusts. The Trusts shall have the right to terminate the Plan at any time; provided, however, that the termination shall not operate to reduce the Account Balance for any Participant who is participating in the Plan nor the payment due to a terminated Participant at the time the termination of the Plan is approved. Upon the termination of the Plan, the Account Balances of all Participants shall be fixed and frozen and no further credits or adjustments shall be made thereto. Such Participant Account Balances shall be paid to such Participants upon their Termination of Service as provided by the further terms of this Plan.


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                            ARTICLE 7 - MISCELLANEOUS

      7.1 NO RIGHT TO BOARD MEMBERSHIP. Nothing contained herein (a) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, termination pay or other benefit to which he otherwise is or might become entitled to as an Independent Trustee or (b) shall be construed as conferring upon a Participant the right to continue in the service of a Trust.

      7.2 RIGHTS AND OBLIGATIONS. The rights and obligations created hereunder shall be binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Trusts.

      7.3 PAYMENTS TO REPRESENTATIVES. If any Participant or Beneficiary entitled to receive any Benefit hereunder is determined by the Plan Administrator, or is adjudged to be, legally incapable of giving valid receipt and discharge for such Benefit, the Benefit shall be paid to a duly appointed and acting conservator or guardian, or other legal representative of such Participant or Beneficiary, if any, and if no such legal representative is appointed and acting, to such person or persons as the Plan Administrator may designate. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

      7.4 APPLICABLE LAW. The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

      7.5 NONALIENATION. Except as hereinafter provided with respect to family disputes, the rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered. Any attempt to do so shall be void. In cases of family disputes, a Trust will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold a Trust harmless from any claim that arises out of the Trust's obeying the final order of any state or Federal court, whether such order affects a judgment of such court or is issued to enforce a judgment or order of another court. For purposes of this Section, "family dispute" means a dispute relating to provision of child support, alimony payments, or marital property rights to a spouse, former spouse or other dependent of the Participant.

      7.6 WITHHOLDING. If a Trust is required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, the Trust shall be entitled to deduct and withhold such amounts from any cash payment made pursuant to this Plan.

      7.7 LIABILITY. Neither the Trusts, any member of the Board, nor the Plan Administrator shall be responsible or liable in any manner to any Participant, Beneficiary or any person claiming through them for any Benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits or the interpretation and administration of this Plan.


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      IN WITNESS WHEREOF, each Trust has caused this Plan to be executed in its name and behalf as of this 16th day of June, 2005, by its officer thereunto duly authorized.


                              Laudus Trust

                              By:   /s/ Jana Thompson
                                    ---------------------
                                  Title: Jana Thompson, President


                              Laudus Variable Insurance Trust

                              By:   /s/ Jana Thompson
                                    ---------------------
                                  Title: Jana Thompson, President


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                              AMENDED AND RESTATED
                                  LAUDUS FUNDS
                   RETIREMENT PLAN FOR INDEPENDENT TRUSTEES


                                  ELECTION FORM

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                  **PLEASE CHECK ONLY ONE OF THE FOLLOWING**


|_| I elect to have my Annual Base Credit for the Plan Year credited to my VARIABLE ACCOUNT under the terms of the Amended and Restated Laudus Funds Retirement Plan for Independent Trustees. I understand that the amount credited to my Variable Account will be subject to the Performance Variable under the Plan until I terminate my service as an Independent Trustee of the Trusts.


|_| I elect to have my Annual Base Credit for the Plan Year credited to my FIXED ACCOUNT under the terms of the Amended and Restated Laudus Funds Retirement Plan for Independent Trustees. I understand that this amount will not be subject to the Performance Variable under the Plan at anytime in the future.

            *           *           *           *           *

In the event that you do not complete and submit this Election Form to the Plan Administrator on or before March 15 of a Plan Year, the option you elected above will become effective for the following Plan Year. Your election once effective shall apply to all subsequent Plan Years unless and until a new Election Form is completed, submitted and becomes effective.

The capitalized terms used in this Election Form have the meaning ascribed to them under the Amended and Restated Laudus Funds Retirement Plan for Independent Trustees.

By signing this Election Form, you agree and acknowledge that you have received and have read the Amended and Restated Laudus Funds Retirement Plan for Independent Trustees which was provided to you, and understand the consequences of the election that you have made above.


Signature:
             ------------------------

Print Name:
            -------------------------

Date:
           --------------------------


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                                  LAUDUS TRUST
                         LAUDUS VARIABLE INSURANCE TRUST
                   RETIREMENT PLAN FOR INDEPENDENT TRUSTEES

                         PARTICIPANT ACKNOWLEDGEMENT AND
                          BENEFICIARY DESIGNATION FORM

      I understand that the Laudus Trust and Laudus Variable Insurance Trust have established the Laudus Trust/Laudus Variable Insurance Trust Retirement Plan for Independent Trustees (the "Plan") and that I am a participant in the Plan. I have read the Plan, and I hereby accept participation in the Plan and agree to be bound by the terms of the Plan. I agree that all decisions and determinations by the Plan Administrator under the Plan shall be final, conclusive and binding on all persons interested in the Plan.

      I hereby designate the following person to receive any benefits that are payable after my death under the Plan, if the following person is living (or, in the case of a trust, is in existence) at my death:


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Name                                            Relationship


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Address

This designation revokes any previous beneficiary designation that I may have made with respect to benefits under the Plan.


--------------------------------------          -------------------------
                                                Date



Received:



------------------------------------------

Date:
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